CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Jump Securities with Auto-Callable Feature due 2026	$1,480,000	$161.47

 February 2021

Pricing Supplement No. 643

Registration Statement Nos. 333-250103; 333-250103-01
Dated February 1, 2021

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after one year, the securities will be automatically redeemed if the determination closing price of each of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust, which we refer to as the underlying shares, on any of the quarterly determination dates is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, investors will receive a payment at maturity of $1,360.00 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to forego current income and participation in the appreciation of any of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying shares closes at or above its then-applicable redemption threshold level on a quarterly determination date or at or above its respective downside threshold level on the final determination date, with no possibility of an early redemption until after the one year non-call period. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective downside threshold level of any of the underlying shares will result in a significant loss of your investment, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	SPDR® S&P 500® ETF Trust (the “SPY Shares”), iShares® Russell 2000® ETF (the “IWM Shares”) and SPDR® Dow Jones® Industrial AverageSM ETF Trust (“the DIA Shares”)
Aggregate principal amount:	$1,480,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 1, 2021
Original issue date:	February 4, 2021 (3 business days after the pricing date)
Maturity date:	February 5, 2026
Early redemption:

The securities are not subject to automatic early redemption until one year after the original issue date. Following this initial one-year non-call period, if, on any quarterly determination date, beginning on February 2, 2022, the determination closing price of each of the underlying shares is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below its respective then-applicable redemption threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 7.20% per annum) for each quarterly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, quarterly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Downside threshold level:

With respect to the SPY Shares: $225.738, which is 60% of its initial share price

With respect to the IWM Shares: $126.366, which is 60% of its initial share price

With respect to the DIA Shares: $181.212, which is 60% of the initial share price

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,360

●If the final share price of any of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$965.00 per security. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$1	$999
Total	$1,480,000	$1,480	$1,478,520

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020   Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

Terms continued from previous page:
Redemption threshold levels:

1st determination date:

With respect to the SPY Shares: $376.23, which is 100% of its initial share price

With respect to the IWM Shares: $210.61, which is 100% of its initial share price

With respect to the DIA Shares: $302.02, which is 100% of its initial share price

9th determination date:

With respect to the SPY Shares: $300.984, which is 80.00% of its initial share price

With respect to the IWM Shares: $168.488, which is 80.00% of its initial share price

With respect to the DIA Shares: $241.616, which is 80.00% of its initial share price

2nd determination date:

With respect to the SPY Shares: $366.824, which is approximately 97.50% of its initial share price

With respect to the IWM Shares: $205.345, which is approximately 97.50% of its initial share price

With respect to the DIA Shares: $294.470, which is approximately 97.50% of its initial share price

10th determination date:

With respect to the SPY Shares: $291.578, which is approximately 77.50% of its initial share price

With respect to the IWM Shares: $163.223, which is approximately 77.50% of its initial share price

With respect to the DIA Shares: $234.066, which is approximately 77.50% of its initial share price

3rd determination date:

With respect to the SPY Shares: $357.419, which is approximately 95.00% of its initial share price

With respect to the IWM Shares: $200.080, which is approximately 95.00% of its initial share price

With respect to the DIA Shares: $286.919, which is 95.00% of its initial share price

11th determination date:

With respect to the SPY Shares: $282.173, which is approximately 75.00% of its initial share price

With respect to the IWM Shares: $157.958, which is approximately 75.00% of its initial share price

With respect to the DIA Shares: $226.515, which is 75.00% of its initial share price

4th determination date:

With respect to the SPY Shares: $348.013, which is approximately 92.50% of its initial share price

With respect to the IWM Shares: $194.814, which is approximately 92.50% of its initial share price

With respect to the DIA Shares: $279.369, which is approximately 92.50% of its initial share price

12th determination date:

With respect to the SPY Shares: $272.767, which is approximately 72.50% of its initial share price

With respect to the IWM Shares: $152.692, which is approximately 72.50% of its initial share price

With respect to the DIA Shares: $218.965, which is approximately 72.50% of its initial share price

5th determination date:

With respect to the SPY Shares: $338.607, which is 90.00% of its initial share price

With respect to the IWM Shares: $189.549, which is 90.00% of its initial share price

With respect to the DIA Shares: $271.818, which is 90.00% of its initial share price

13th determination date:

With respect to the SPY Shares: $263.361, which is 70.00% of its initial share price

With respect to the IWM Shares: $147.427, which is 70.00% of its initial share price

With respect to the DIA Shares: $211.414, which is 70.00% of its initial share price

6th determination date:

With respect to the SPY Shares: $329.201, which is approximately 87.50% of its initial share price

With respect to the IWM Shares: $184.284, which is approximately 87.50% of its initial share price

With respect to the DIA Shares: $264.268, which is approximately 87.50% of its initial share price

14th determination date:

With respect to the SPY Shares: $253.955, which is approximately 67.50% of its initial share price

With respect to the IWM Shares: $142.162, which is approximately 67.50% of its initial share price

With respect to the DIA Shares: $203.864, which is approximately 67.50% of its initial share price

7th determination date:

With respect to the SPY Shares: $319.796, which is approximately 85.00% of its initial share price

With respect to the IWM Shares: $179.019, which is approximately 85.00% of its initial share price

With respect to the DIA Shares: $256.717, which is 85.00% of its initial share price

15th determination date:

With respect to the SPY Shares: $244.550, which is approximately 65.00% of its initial share price

With respect to the IWM Shares: $136.897, which is approximately 65.00% of its initial share price

With respect to the DIA Shares: $196.313, which is 65.00% of its initial share price

8th determination date:

With respect to the SPY Shares: $310.390, which is approximately 82.50% of its initial share price

With respect to the IWM Shares: $173.753, which is approximately 82.50% of its initial share price

With respect to the DIA Shares: $249.167, which is approximately 82.50% of its initial share price

16th determination date:

With respect to the SPY Shares: $235.144, which is approximately 62.50% of its initial share price

With respect to the IWM Shares: $131.631, which is approximately 62.50% of its initial share price

With respect to the DIA Shares: $188.763, which is approximately 62.50% of its initial share price

Initial share price:

With respect to the SPY Shares: $376.23, which is its determination closing price on the pricing date

With respect to the IWM Shares: $210.61, which is its determination closing price on the pricing date

With respect to the DIA Shares: $302.02. which is its determination closing price on the pricing date

Final share price:	With respect to each of the underlying shares, the respective determination closing price on the final determination date
Determination closing price:	With respect to each of the underlying shares, on any trading day, the closing price of such underlying shares on such day multiplied by the applicable adjustment factor on such day
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, the final share price divided by the initial share price
CUSIP / ISIN:	61771EW20 / US61771EW206
Listing:	The securities will not be listed on any securities exchange.

February 2021 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	February 2, 2022	1st early redemption date:	February 7, 2022	$1,072.00
2nd determination date:	May 2, 2022	2nd early redemption date:	May 5, 2022	$1,090.00
3rd determination date:	August 1, 2022	3rd early redemption date:	August 4, 2022	$1,108.00
4th determination date:	November 1, 2022	4th early redemption date:	November 4, 2022	$1,126.00
5th determination date:	February 1, 2023	5th early redemption date:	February 6, 2023	$1,144.00
6th determination date:	May 1, 2023	6th early redemption date:	May 4, 2023	$1,162.00
7th determination date:	August 1, 2023	7th early redemption date:	August 4, 2023	$1,180.00
8th determination date:	November 1, 2023	8th early redemption date:	November 6, 2023	$1,198.00
9th determination date:	February 1, 2024	9th early redemption date:	February 6, 2024	$1,216.00
10th determination date	May 1, 2024	10th early redemption date:	May 6, 2024	$1,234.00
11th determination date	August 1, 2024	11th early redemption date:	August 6, 2024	$1,252.00
12th determination date	November 1, 2024	12th early redemption date:	November 6, 2024	$1,270.00
13th determination date	February 3, 2025	13th early redemption date:	February 6, 2025	$1,288.00
14th determination date	May 1, 2025	14th early redemption date:	May 6, 2025	$1,306.00
15th determination date	August 1, 2025	15th early redemption date:	August 6, 2025	$1,324.00
16th determination date	November 3, 2025	16th early redemption date:	November 6, 2025	$1,342.00
Final determination date:	February 2, 2026	See “Maturity date” above.		See “Payment at maturity” above.

February 2021 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust on any quarterly determination date (beginning after one year) is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, investors will receive a payment at maturity of $1,360.00 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any of the underlying shares.

Maturity:	Approximately 5 years
Automatic early redemption:

If, on any quarterly determination date, the determination closing price of each of the underlying shares is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Redemption threshold levels:

1st determination date:

With respect to the SPY Shares: $376.23, which is 100% of its initial share price

With respect to the IWM Shares: $210.61, which is 100% of its initial share price

With respect to the DIA Shares: $302.02, which is 100% of its initial share price

9th determination date:

With respect to the SPY Shares: $300.984, which is 80.00% of its initial share price

With respect to the IWM Shares: $168.488, which is 80.00% of its initial share price

With respect to the DIA Shares: $241.616, which is 80.00% of its initial share price

2nd determination date:

With respect to the SPY Shares: $366.824, which is approximately 97.50% of its initial share price

With respect to the IWM Shares: $205.345, which is approximately 97.50% of its initial share price

With respect to the DIA Shares: $294.470, which is approximately 97.50% of its initial share price

10th determination date:

With respect to the SPY Shares: $291.578, which is approximately 77.50% of its initial share price

With respect to the IWM Shares: $163.223, which is approximately 77.50% of its initial share price

With respect to the DIA Shares: $234.066, which is approximately 77.50% of its initial share price

3rd determination date:

With respect to the SPY Shares: $357.419, which is approximately 95.00% of its initial share price

With respect to the IWM Shares: $200.080, which is approximately 95.00% of its initial

11th determination date: With respect to the SPY Shares: $282.173, which is approximately 75.00% of its initial share price With respect to the IWM Shares: $157.958, which is approximately 75.00%

February 2021 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

share price With respect to the DIA Shares: $286.919, which is 95.00% of its initial share price	of its initial share price With respect to the DIA Shares: $226.515, which is 75.00% of its initial share price

4th determination date:

With respect to the SPY Shares: $348.013, which is approximately 92.50% of its initial share price

With respect to the IWM Shares: $194.814, which is approximately 92.50% of its initial share price

With respect to the DIA Shares: $279.369, which is approximately 92.50% of its initial share price

12th determination date:

With respect to the SPY Shares: $272.767, which is approximately 72.50% of its initial share price

With respect to the IWM Shares: $152.692, which is approximately 72.50% of its initial share price

With respect to the DIA Shares: $218.965, which is approximately 72.50% of its initial share price

5th determination date:

With respect to the SPY Shares: $338.607, which is 90.00% of its initial share price

With respect to the IWM Shares: $189.549, which is 90.00% of its initial share price

With respect to the DIA Shares: $271.818, which is 90.00% of its initial share price

13th determination date:

With respect to the SPY Shares: $263.361, which is 70.00% of its initial share price

With respect to the IWM Shares: $147.427, which is 70.00% of its initial share price

With respect to the DIA Shares: $211.414, which is 70.00% of its initial share price

6th determination date:

With respect to the SPY Shares: $329.201, which is approximately 87.50% of its initial share price

With respect to the IWM Shares: $184.284, which is approximately 87.50% of its initial share price

With respect to the DIA Shares: $264.268, which is approximately 87.50% of its initial share price

14th determination date:

With respect to the SPY Shares: $253.955, which is approximately 67.50% of its initial share price

With respect to the IWM Shares: $142.162, which is approximately 67.50% of its initial share price

With respect to the DIA Shares: $203.864, which is approximately 67.50% of its initial share price

7th determination date:

With respect to the SPY Shares: $319.796, which is approximately 85.00% of its initial share price

With respect to the IWM Shares: $179.019, which is approximately 85.00% of its initial share price

With respect to the DIA Shares: $256.717, which is 85.00% of its initial share price

15th determination date:

With respect to the SPY Shares: $244.550, which is approximately 65.00% of its initial share price

With respect to the IWM Shares: $136.897, which is approximately 65.00% of its initial share price

With respect to the DIA Shares: $196.313, which is 65.00% of its initial share price

8th determination date:

With respect to the SPY Shares: $310.390, which is approximately 82.50% of its initial share price

With respect to the IWM Shares: $173.753, which is approximately 82.50% of its initial share price

With respect to the DIA Shares: $249.167,

16th determination date:

With respect to the SPY Shares: $235.144, which is approximately 62.50% of its initial share price

With respect to the IWM Shares: $131.631, which is approximately 62.50% of its initial share price

With respect to the DIA Shares: $188.763,

February 2021 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

	which is approximately 82.50% of its initial share price	which is approximately 62.50% of its initial share price
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 7.20% per annum) for each quarterly determination date, as follows:

●1st determination date:

$1,072.00

●2nd determination date:

$1,090.00

●3rd determination date:

$1,108.00

●4th determination date:

$1,126.00

●5th determination date:

$1,144.00

●6th determination date:

$1,162.00

●7th determination date:

$1,180.00

●8th determination date:

$1,198.00

●9th determination date:

$1,216.00

●10th determination date

$1,234.00

●11th determination date

$1,252.00

●12th determination date

$1,270.00

●13th determination date

$1,288.00

●14th determination date

$1,306.00

●15th determination date

$1,324.00

●16th determination date

$1,342.00

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,360.00

●If the final share price of any of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $965.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based

February 2021 Page 6

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Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2021 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed if the determination closing price of each of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust on any quarterly determination date is greater than or equal to its respective then-applicable redemption threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when each of the underlying shares closes at or above its respective then-applicable redemption threshold level on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one of the underlying shares closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each of the underlying shares closes at or above its respective downside threshold level. At maturity, investors will receive a cash payment equal to $1,360.00 per stated principal amount. Investors do not participate in any appreciation in any of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one of the underlying shares closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price of each of the underlying shares on each of the quarterly determination dates (beginning after one year), and the payment at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final determination date. The actual initial share prices, redemption threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 7.20% per annum) for each quarterly determination date (beginning after one year), as follows:

●1st determination date:

$1,072.00

●2nd determination date:

$1,090.00

●3rd determination date:

$1,108.00

●4th determination date:

$1,126.00

●5th determination date:

$1,144.00

●6th determination date:

$1,162.00

●7th determination date:

$1,180.00

●8th determination date:

$1,198.00

●9th determination date:

$1,216.00

●10th determination date

$1,234.00

●11th determination date

$1,252.00

●12th determination date

$1,270.00

●13th determination date

$1,288.00

●14th determination date

$1,306.00

●15th determination date

$1,324.00

●16th determination date

$1,342.00

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,360.00

●If the final share price of any of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the SPY Shares: $370.00 With respect to the IWM Shares: $200.00 With respect to the DIA Shares: $300.00
Hypothetical Redemption Threshold Levels:	1st determination date: With respect to the SPY Shares: $370.00, which is 100% of its hypothetical initial share price	9th determination date: With respect to the SPY Shares: $296.00, which is 80.00% of its hypothetical initial share price

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With respect to the IWM Shares: $200.00, which is 100% of its hypothetical initial share price With respect to the DIA Shares: $300.00, which is 100% of its hypothetical initial share price	With respect to the IWM Shares: $160.00, which is 80.00% of its hypothetical initial share price With respect to the DIA Shares: $240.00, which is 80.00% of its hypothetical initial share price

2nd determination date:

With respect to the SPY Shares: $360.75, which is 97.50% of its hypothetical initial share price

With respect to the IWM Shares: $195.00, which is 97.50% of its hypothetical initial share price

With respect to the DIA Shares: $292.50, which is 97.50% of its hypothetical initial share price

10th determination date:

With respect to the SPY Shares: $286.75, which is 77.50% of its hypothetical initial share price

With respect to the IWM Shares: $155.00, which is 77.50% of its hypothetical initial share price

With respect to the DIA Shares: $232.50, which is 77.50% of its hypothetical initial share price

3rd determination date:

With respect to the SPY Shares: $351.50, which is 95.00% of its hypothetical initial share price

With respect to the IWM Shares: $190.00, which is 95.00% of its hypothetical initial share price

With respect to the DIA Shares: $285.00, which is 95.00% of its hypothetical initial share price

11th determination date:

With respect to the SPY Shares: $277.50, which is 75.00% of its hypothetical initial share price

With respect to the IWM Shares: $150.00, which is 75.00% of its hypothetical initial share price

With respect to the DIA Shares: $225.00, which is 75.00% of its hypothetical initial share price

4th determination date:

With respect to the SPY Shares: $342.25, which is 92.50% of its hypothetical initial share price

With respect to the IWM Shares: $185.00, which is 92.50% of its hypothetical initial share price

With respect to the DIA Shares: $277.50, which is 92.50% of its hypothetical initial share price

12th determination date:

With respect to the SPY Shares: $268.25, which is 72.50% of its hypothetical initial share price

With respect to the IWM Shares: $145.00, which is 72.50% of its hypothetical initial share price

With respect to the DIA Shares: $217.50, which is 72.50% of its hypothetical initial share price

5th determination date:

With respect to the SPY Shares: $333.00, which is 90.00% of its hypothetical initial share price

With respect to the IWM Shares: $180.00, which is 90.00% of its hypothetical initial share price

With respect to the IWM Shares: $270.00, which is 90.00% of its hypothetical initial share price

13th determination date:

With respect to the SPY Shares: $259.00, which is 70.00% of its hypothetical initial share price

With respect to the IWM Shares: $140.00, which is 70.00% of its hypothetical initial share price

With respect to the DIA Shares: $210.00, which is 70.00% of its hypothetical initial share price

6th determination date:

With respect to the SPY Shares: $323.75, which is 87.50% of its hypothetical initial share price

With respect to the IWM Shares: $175.00, which is 87.50% of its hypothetical initial share price

With respect to the DIA Shares: $262.50, which is 87.50% of its hypothetical initial share price

14th determination date:

With respect to the SPY Shares: $249.75, which is 67.50% of its hypothetical initial share price

With respect to the IWM Shares: $135.00, which is 67.50% of its hypothetical initial share price

With respect to the DIA Shares: $202.50, which is 67.50% of its hypothetical initial share price

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Principal at Risk Securities

7th determination date:

With respect to the SPY Shares: $314.50, which is 85.00% of its hypothetical initial share price

With respect to the IWM Shares: $170.00, which is 85.00% of its hypothetical initial share price

With respect to the DIA Shares: $255.00, which is 85.00% of its hypothetical initial share price

15th determination date:

With respect to the SPY Shares: $240.50, which is 65.00% of its hypothetical initial share price

With respect to the IWM Shares: $130.00, which is 65.00% of its hypothetical initial share price

With respect to the DIA Shares: $195.00, which is 65.00% of its hypothetical initial share price

8th determination date:

With respect to the SPY Shares: $305.25, which is 82.50% of its hypothetical initial share price

With respect to the IWM Shares: $165.00, which is 82.50% of its hypothetical initial share price

With respect to the DIA Shares: $247.50, which is 82.50% of its hypothetical initial share price

16th determination date:

With respect to the SPY Shares: $231.25, which is 62.50% of its hypothetical initial share price

With respect to the IWM Shares: $125.00, which is 62.50% of its hypothetical initial share price

With respect to the DIA Shares: $187.50, which is 62.50% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the SPY Shares: $222.00, which is 60% of its hypothetical initial share price

With respect to the IWM Shares: $120.00, which is 60% of its hypothetical initial share price

With respect to the DIA Shares: $180.00, which is 60% of its hypothetical initial share price

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Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	SPY Shares Determination Closing Pricing	IWM Shares Determination Closing Price	DIA Shares Determination Closing Price	Payment (per Security)
1st Determination Date	$380.00 (at or above the then-applicable redemption threshold level)	$150.00 (below the then-applicable redemption threshold level)	$250.00 (below the then-applicable redemption threshold level)	--
2nd Determination Date	$375.00 (at or above the then-applicable redemption threshold level)	$198.00 (at or above the then-applicable redemption threshold level)	$295.00 (at or above the then-applicable redemption threshold level)	$1,090.00

In this example, on the first determination date, the determination closing price of one of the underlying shares is at or above its respective then-applicable redemption threshold level, but the determination closing prices of the other two underlying shares are below their respective then-applicable redemption threshold levels. Therefore, the securities are not redeemed. On the second determination date, the determination closing price of each of the underlying shares is at or above the respective then-applicable redemption threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,090.00 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlying shares.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying shares close below the respective then-applicable redemption threshold level(s) on each of the quarterly determination dates (beginning after one year), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	SPY Shares Final Share Price	IWM Shares Final Share Price	DIA Shares Final Share Price	Payment at Maturity (per Security)
Example 1:	$380.00 (at or above its downside threshold level)	$240.00 (at or above its downside threshold level)	$325.00 (at or above its downside threshold level)	$1,360.00
Example 2:	$462.50 (at or above its downside threshold level)	$80.00 (below its downside threshold level)	$150.00 (below its downside threshold level)	$1,000 × ($80.00 / $200.00) = $400
Example 3:	$74.00 (below its downside threshold level)	$160.00 (at or above its downside threshold level)	$270.00 (at or above its downside threshold level)	$1,000 × ($74.00 / $370.00) = $200
Example 4:	$74.00 (below its downside threshold level)	$100.00 (below its downside threshold level)	$120.00 (below its downside threshold level)	$1,000 × ($74.00 / $370.00) = $200

In example 1, the final share price of each of the underlying shares is at or above its respective downside threshold level. Therefore, investors receive $1,360.00 per security at maturity. Investors do not participate in any appreciation in any of the underlying shares.

In example 2, the final share price of one of the underlying shares is at or above its downside threshold level, but the final share prices of the other two underlying shares are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The SPY Shares have increased 25% from its initial share price to its final share price, the IWM Shares have declined 60% from its initial share price to its final share price and the DIA Shares have declined 50% from its initial share price to its final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the IWM Shares, which is the worst performing underlying shares in this example.

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Principal at Risk Securities

In example 3, the final share price of two of the underlying shares are at or above their respective downside threshold levels, while the final share price of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The SPY Shares have declined 80% from its initial share price to its final share price, the IWM Shares have declined 20% from its initial share price to its final share price and the DIA Shares have declined 10% from its initial share price to its final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the SPY Shares, which is the worst performing underlying shares in this example.

In example 4, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. The SPY Shares have declined 80% from its initial share price to its final share price, the IWM Shares have declined 50% from its initial share price to its final share price and the DIA Shares have declined 60% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the SPY Shares, which is the worst performing underlying shares in this example.

If the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective downside threshold level of 60% of its initial share price, you will be exposed to the decline in the value of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each of the underlying shares closes at or above its respective then-applicable redemption threshold level on any quarterly determination date (beginning after one year), or to the fixed upside payment at maturity if the securities have not been redeemed and the final share price of each of the underlying shares is at or above its respective downside threshold level. In all cases, you will not participate in any appreciation of any of the underlying shares, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each of the underlying shares on any day, including in relation to its respective initial share price, redemption threshold levels and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying shares and of the stocks composing their respective share underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying shares or securities markets generally and which may affect the value of each of the underlying shares, odividend rates on the stocks constituting the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor,

othe composition of the underlying shares and changes in the constituents of the underlying shares, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated

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principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any of the underlying shares based on its historical performance. The price(s) of one or more of the underlying shares may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 60% of the stated principal amount. See “SPDR® S&P 500® ETF Trust Overview,” “iShares® Russell 2000® ETF Overview” and the SPDR® Dow Jones® Industrial AverageSM ETF Trust below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not participate in any positive performance of any of the underlying shares, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

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￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or their component stocks), including trading in the stocks that constitute the underlying shares as well as in other instruments related to the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of any of the underlying shares, and, therefore, could increase (i) the respective values at or above which such underlying shares must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the value at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

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Principal at Risk Securities

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the redemption threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed on any early redemption date, the payment at maturity, if any, and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation Agent,” “—Market Disruption Event,” “—Antidilution Adjustments,” “—Postponement of Observation Dates,” “—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” and “—Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of all three underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively

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Principal at Risk Securities

affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive an early redemption payment, each of the underlying shares must close at or above its respective then-applicable redemption threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one of the underlying shares has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭The securities are linked to the iShares® Russell 2000® ETF and are subject to risks associated with small-capitalization companies. As the iShares® Russell 2000® ETF is one of the underlying shares, and the Russell 2000® ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® ETF may be more volatile than indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price

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Principal at Risk Securities

per share of each of the underlying shares on the final determination date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

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Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

The SPDR® S&P 500® ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P 500® ETF Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by SSGA pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P 500® ETF Trust is accurate or complete.

Information as of market close on February 1, 2021:

Bloomberg Ticker Symbol:	SPY UP
Current Share Price:	$376.23
52 Weeks Ago:	$324.12
52 Week High (on 1/25/2021):	$384.39
52 Week Low (on 3/23/2020):	$222.95

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SPY Shares for each quarter from January 1, 2016 through February 1, 2021. The closing price of the SPY Shares on February 1, 2021 was $376.23. The associated graph shows the closing prices of the SPY Shares for each day from January 1, 2016 through February 1, 2021. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the SPY Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the SPY Shares at any time, including on the determination dates.

SPDR® S&P 500® ETF Trust (CUSIP 78462F103)	High ($)	Low ($)	Period End ($)
2016
First Quarter	206.10	183.03	205.56
Second Quarter	212.39	199.53	209.53
Third Quarter	219.09	208.39	216.30
Fourth Quarter	227.76	208.55	223.53
2017
First Quarter	239.78	225.24	235.74
Second Quarter	244.66	232.51	241.80
Third Quarter	251.23	240.55	251.23
Fourth Quarter	268.20	252.32	266.86
2018
First Quarter	286.58	257.63	263.15
Second Quarter	278.92	257.47	271.28
Third Quarter	293.58	270.90	290.72
Fourth Quarter	291.73	234.34	249.92
2019
First Quarter	284.73	244.21	282.48
Second Quarter	295.86	274.57	293.00
Third Quarter	302.01	283.82	296.77
Fourth Quarter	322.94	288.06	321.86
2020
First Quarter	338.34	222.95	257.75
Second Quarter	323.20	246.15	308.36
Third Quarter	357.70	310.52	334.89
Fourth Quarter	373.88	326.54	373.88
2021
First Quarter (through February 1, 2021)	384.39	368.79	376.23

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Principal at Risk Securities

SPY Shares – Daily Closing Prices January 1, 2016 to February 1, 2021

This document relates only to the securities referenced hereby and does not relate to the SPY Shares. We have derived all disclosures contained in this document regarding SSGA from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSGA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSGA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSGA could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SPY Shares.

The securities are not sponsored, endorsed, sold, or promoted by SSGA. The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. SSGA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“S&P®”, “SPDR®” and “Dow Jones Industrial AverageSM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or SSGA. S&P, S&P Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, S&P Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

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Principal at Risk Securities

iShares® Russell 2000® ETF Overview

The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000® ETF is managed by iShares Trust, a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000® ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Russell 2000® ETF is accurate or complete.

Information as of market close on February 1, 2021:

Bloomberg Ticker Symbol:	IWM UP
Current Share Price:	$210.61
52 Weeks Ago:	$162.32
52 Week High (on 1/22/2021):	$215.00
52 Week Low (on 3/23/2020):	$99.90

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the IWM Shares for each quarter from January 1, 2016 through February 1, 2021. The closing price of the IWM Shares on February 1, 2021 was $210.61. The associated graph shows the closing prices of the IWM Shares for each day from January 1, 2016 through February 1, 2021. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the IWM Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the IWM Shares at any time, including on the determination dates.

iShares® Russell 2000® ETF (CUSIP: 464287655)	High ($)	Low ($)	Period End ($)
2016
First Quarter	110.62	94.80	110.62
Second Quarter	118.43	108.69	114.97
Third Quarter	125.70	113.69	124.21
Fourth Quarter	138.31	115.00	134.85
2017
First Quarter	140.36	133.75	137.48
Second Quarter	142.10	133.72	140.92
Third Quarter	148.18	134.83	148.18
Fourth Quarter	154.30	145.63	152.46
2018
First Quarter	159.96	145.44	151.83
Second Quarter	169.97	148.13	163.77
Third Quarter	173.02	164.20	168.55
Fourth Quarter	166.33	125.88	133.90
2019
First Quarter	158.24	132.25	153.09
Second Quarter	160.71	145.86	155.50
Third Quarter	157.90	144.85	151.34
Fourth Quarter	166.68	146.46	165.67
2020
First Quarter	169.53	99.90	114.46
Second Quarter	153.09	104.62	143.18
Third Quarter	158.46	139.07	149.79
Fourth Quarter	199.14	152.18	196.06
2021
First Quarter (through February 1, 2021)	215.00	193.50	210.61

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Principal at Risk Securities

IWM Shares – Daily Closing Prices January 1, 2016 to February 1, 2021

This document relates only to the securities referenced hereby and does not relate to the IWM Shares. We have derived all disclosures contained in this document regarding iShares Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWM Shares.

The securities are not sponsored, endorsed, sold, or promoted by iShares Trust. iShares Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. iShares Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Russell 2000® Index.  The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

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SPDR® Dow Jones® Industrial AverageSM ETF Trust

The SPDR® Dow Jones® Industrial AverageSM ETF Trust is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones Industrial AverageSM (the “share underlying index”). The SPDR® Dow Jones® Industrial AverageSM ETF Trust is managed by State Street Bank and Trust Company (“SSBTC”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® Dow Jones® Industrial AverageSM ETF Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by SPDR® Dow Jones® Industrial AverageSM ETF Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-31247 and 811-09170, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® Dow Jones® Industrial AverageSM ETF Trust is accurate or complete.

Information as of market close on February 1, 2021:

Bloomberg Ticker Symbol:	DIA UP
Current Share Price:	$302.02
52 Weeks Ago:	$283.98
52 Week High (on 1/21/2021):	$311.87
52 Week Low (on 3/23/2020):	$186.13

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the DIA Shares for each quarter from January 1, 2016 through February 1, 2021. The closing price of the DIA Shares on February 1, 2021 was $302.02. The associated graph shows the closing prices of the DIA Shares for each day from January 1, 2016 through February 1, 2021. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the DIA Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the DIA Shares at any time, including on the determination dates.

SPDR® Dow Jones® Industrial AverageSM ETF Trust (CUSIP 78467X109)	High ($)	Low ($)	Period End ($)
2016
First Quarter	176.95	156.78	176.64
Second Quarter	180.75	171.17	179.08
Third Quarter	186.51	178.21	182.78
Fourth Quarter	199.42	178.71	197.51
2017
First Quarter	211.02	197.28	206.34
Second Quarter	214.92	203.85	213.24
Third Quarter	223.90	213.14	223.82
Fourth Quarter	248.13	225.24	247.38
2018
First Quarter	265.91	235.13	241.40
Second Quarter	253.39	236.15	242.73
Third Quarter	267.12	241.66	264.40
Fourth Quarter	267.95	218.10	233.20
2019
First Quarter	260.89	226.72	259.13
Second Quarter	268.08	248.22	265.85
Third Quarter	273.60	255.08	269.18
Fourth Quarter	286.33	260.72	285.10
2020
First Quarter	295.72	186.13	219.23
Second Quarter	276.28	209.38	257.87
Third Quarter	291.21	257.24	277.50
Fourth Quarter	305.79	265.06	305.79
2021
First Quarter (through February 1, 2021)	311.87	299.81	302.02

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DIA Shares – Daily Closing Prices January 1, 2016 to February 1, 2021

This document relates only to the securities referenced hereby and does not relate to the DIA Shares. We have derived all disclosures contained in this document regarding SSBTC from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSBTC. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSBTC is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the DIA Shares (and therefore the price of the DIA Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSBTC could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the DIA Shares.

We and/or our affiliates may presently or from time to time engage in business with SSBTC. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSBTC, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the DIA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of SSBTC as in your judgment is appropriate to make an informed decision with respect to an investment linked to the DIA Shares.

The securities are not sponsored, endorsed, sold, or promoted by iShares Trust. iShares Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. iShares Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“S&P®”, “SPDR®” and “Dow Jones Industrial AverageSM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or SSBTC. S&P, MGH and SSBTC make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and SSBTC have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Dow Jones Industrial AverageSM.  The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Index Services LLC, as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	With respect to the SPY Shares, the S&P 500® Index With respect to the IWM Shares, the Russell 2000® Index With respect to the DIA Shares, the Dow Jones Industrial AverageSM
Share underlying index publisher:	With respect to each of the SPY Shares and the DIA Shares, S&P Dow Jones Indices LLC, or any successor thereof. With respect to the IWM Shares, FTSE Russell or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 5, 2026, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented

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All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 6 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or the component stocks of the share underlying shares, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of any of the underlying shares, and, therefore, could increase (i) the respective values at or above which such underlying shares must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the level at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion

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All Payments on the Securities Based on the Worst Performing of the SPDR® S&P 500® ETF Trust, the iShares® Russell 2000® ETF and the SPDR® Dow Jones® Industrial AverageSM ETF Trust

Principal at Risk Securities

as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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